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                     Amendment No. 2 dated February 16, 2007

                                       To

                   Employment Agreement dated February 1, 2002


      Amendment No. 2 (this "Amendment") dated February 16, 2007 to Employment Agreement (the "Agreement") dated February 1, 2002, as amended by Amendment No. 1 dated August 8, 2003, between EasyLink Services Corporation ("EasyLink") and Thomas Murawski (the "Executive").

      WHEREAS, on June 20, 2006, the Compensation Committee of the Board of Directors (the "Compensation Committee") approved a form of Uniform Severance and Change in Control Agreement (the "Uniform Severance Agreement") to be entered into with certain of the Company's executives, and subsequent to such approval the Company entered into Uniform Severance Agreements with a number of the Company's executives;

      WHEREAS, the Uniform Severance Agreement provides, among other things, for a vesting and immediate exercise of all outstanding stock options and other equity based awards under certain circumstances, including a termination of employment without cause (the "Change in Control Vesting");

      WHEREAS, the Agreement fails to contain change in control provisions relating to vesting and immediate exercise of all outstanding stock options and other equity based awards;

      WHEREAS the Compensation Committee resolved, by action taken by unanimous written consent on February 13, 2007, that it is in the best interests of the Company to amend the Agreement to provide for Change in Control Vesting, in the same manner as the Uniform Severance Agreement, and approved the amendment of the Agreement to provide for the same;

      WHEREAS, the Company and Executive desire to amend the Agreement on the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and the Executive hereby agree as follows:


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      1. Except as set forth in the amendment to Subpargraph 4 (j) below,
Capitalized terms used herein that are not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

      2. The parties hereto hereby agree that the Agreement is hereby amended as follows:

      a. Section 4 of the Agreement is hereby amended to add the following:

      (j) Change of Control Vesting.

      (A) If the Company terminates the employment of Employee without Cause within three months before or six months after a Change of Control, or Employee terminates his or her employment for Good Reason within six months after a Change of Control, all of Employee's outstanding stock options and other equity based awards granted under the Company's equity incentive plans or pursuant to individual agreements with the Company shall become fully vested and exercisable.

      (B) Except as set forth in the next sentence, capitalized terms used in this subparagraph (j) shall have the respective meanings ascribed to such terms in the Uniform Severance Agreement. As used in this subparagraph
      (j), and in the Uniform Severance Agreement, "Employee" shall mean Thomas
      F. Murawski, and all references to the word "Agreement" in the Uniform Severance Agreement shall be deemed to be references to this subparagraph
      (j), except that the reference to the word "Agreement" in Section I, paragraph F. (iii) shall be deemed to be a reference to this Amendment.

      (C) Anything in the Agreement to the contrary notwithstanding, the terms and provisions of this subparagraph (j) shall have an initial term of three years and shall expire on February 15, 2010, unless renewed by the Company upon the approval of the Compensation Committee on or before such date.

      3. Except as amended hereby, all of the provisions of the Agreement shall remain in full force and effect.

      4. The provisions of Section 8 of the Agreement, as amended by Amendment No. 1, shall apply, mutatis mutandis, to this Amendment.


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      IN WITNESS WHEREOF, the Company and the Executive have executed this
Agreement as of the date first written above.

                                                EASYLINK SERVICES CORPORATION

                                                By: /s/ Michael Doyle
                                                    -----------------
                                                    Name: Michael Doyle
                                                    Title:   Vice President

                                                EXECUTIVE

                                                /s/ Thomas F. Murawski
                                                ----------------------
                                                 Thomas F. Murawski


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